UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 2, 2005

Date of Report (Date of earliest event reported)

Presstek, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	0-17541	02-0415170
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

55 Executive Drive
Hudson, New Hampshire 03051-4903

(Address of Principal Executive Offices)

(603) 595-7000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1 Employment Agreement dated February 2, 2005 between Presstek, Inc. and Edward J. Marino
EX-99.2 Employment Agreement dated February 2, 2005 between Presstek, Inc. and Moosa E. Moosa

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

a. On February 2, 2005, Presstek, Inc. (the “Company”) and Edward J. Marino, President and Chief Executive Officer of the Company entered into an employment agreement (the “Marino Employment Agreement”), which replaces the Company’s employment agreement with Mr. Marino dated November 19, 2003. The terms and conditions of the Marino Employment Agreement are more fully set forth in Exhibit 99.1 attached to this current report, which exhibit is incorporated herein by reference in its entirety.

b. On February 2, 2005, the Company and Moosa E. Moosa, Executive Vice President and Chief Financial Officer of the Company entered into an employment agreement (the “Moosa Employment Agreement”), which formally appoints Mr. Moosa as Executive Vice President and replaces the Company’s employment agreement with Mr. Moosa dated December 31, 2003. Mr. Moosa will also continue to serve as the Company’s Chief Financial Officer. The terms and conditions of the Moosa Employment Agreement are more fully set forth in Exhibit 99.2 attached to this current report, which exhibit is incorporated herein by reference in its entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

99.1	Employment Agreement dated February 2, 2005, between Presstek, Inc. and Edward J. Marino. Filed herewith.

99.2	Employment Agreement dated February 2, 2005, between Presstek, Inc. and Moosa E. Moosa. Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSTEK, INC.

Date: February 8, 2005	By:	/s/ Moosa E. Moosa

Moosa E. Moosa
Executive Vice President — Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Employment Agreement dated February 2, 2005, between Presstek, Inc. and Edward J. Marino. Filed herewith.

99.2	Employment Agreement dated February 2, 2005, between Presstek, Inc. and Moosa E. Moosa. Filed herewith.